Exhibit 23.8

                       CONSENT OF MILTON S. SCHNEIDER

          The undersigned hereby consents to the inclusion of his name in the Joint Proxy Statement/Prospectus forming a part of this Registration
Statement on Form S-4 as a person who shall become a trustee of Kramont Realty Trust upon the consummation of the merger of the businesses of Kranzco Realty Trust and CV Reit, Inc. into Kramont Realty Trust.



                                   Signature: /s/ Milton S. Schneider
                                             ------------------------
                                             Milton S. Schneider


Date: April 10, 2000